As filed with the Securities and Exchange Commission on May 25, 2006
Registration No. 333-58350

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
HCC Insurance Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	76-0336636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
HCC Capital Trust I
(Exact name of Registrant as specified in its charter)

Delaware	76-6494416
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
HCC Capital Trust II
(Exact name of Registrant as specified in its charter)

Delaware	76-6494417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
13403 Northwest Freeway
Houston, Texas 77040
(713) 690-7300
(Address, including zip code, and telephone number, including area code, of each Registrant’s principal executive offices)
STEPHEN L. WAY
13403 Northwest Freeway
Houston, Texas 77040
(713) 690-7300
(Name, address including zip code, and telephone number, including area code, of agent for service)
copies to:

ARTHUR S. BERNER, ESQ.	CHRISTOPHER L. MARTIN, ESQ.
Haynes and Boone, LLP	Executive Vice President and General Counsel
1221 McKinney Street, Suite 2100	HCC Insurance Holdings, Inc.
Houston, Texas 77010	13403 Northwest Freeway
(713) 547-2526	Houston, Texas 77040
(713) 690-7300
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
     We are filing this Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (No. 333-58350) (the “Registration Statement”) of HCC Insurance Holdings, Inc., HCC Capital Trust I and HCC Capital Trust II to deregister $52,515,625 of debt securities, common stock, warrants and other securities registered pursuant to the Registration Statement that remain unissued as of the date this Amendment is filed.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 25th day of May, 2006.

HCC INSURANCE HOLDINGS, INC.

By:	/s/ STEPHEN L. WAY Stephen L. Way
Chairman of the Board and
Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-3 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the 25th day of May, 2006.

Signature		Title

	/s/ STEPHEN L. WAY	Chairman of the Board of Directors and Chief Executive

	Stephen L. Way	Officer (Principal Executive Officer)

	/s/ FRANK J. BRAMANTI*	Director

Frank J. Bramanti

	/s/ PATRICK B. COLLINS*	Director

Patrick B. Collins

	/s/ JAMES R. CRANE*	Director

James R. Crane

	/s/ J. ROBERT DICKERSON*	Director

J. Robert Dickerson

	/s/ WALTER M. DUER	Director

Walter M. Duer

	/s/ EDWARD H. ELLIS, JR.	Director, Executive Vice President and Chief Financial Officer

	Edward H. Ellis, Jr.	(Chief Accounting Officer)

	/s/ JAMES C. FLAGG*	Director

James C. Flagg

	/s/ ALLAN W. FULKERSON*	Director

Allan W. Fulkerson

	/s/ WALTER J. LACK*	Director

Walter J. Lack

	/s/ JOHN N. MOLBECK, JR.*	Director, President and Chief Operating Officer

John N. Molbeck, Jr.

	/s/ MICHAEL A.F. ROBERTS	Director

Michael A.F. Roberts

*By:	/s/ EDWARD H. ELLIS, JR.

Edward H. Ellis, Jr.
Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, HCC Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of May, 2006.

HCC CAPITAL TRUST I
By: HCC INSURANCE HOLDINGS, INC., as Depositor

By:	/s/ Stephen L. Way Stephen L. Way
Chairman of the Board and
Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, HCC Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 25th day of May, 2006.

HCC CAPITAL TRUST II
By: HCC INSURANCE HOLDINGS, INC., as Depositor

By:	/s/ Stephen L. Way Stephen L. Way
Chairman of the Board and
Chief Executive Officer